CONSENT OF INDEPENDENT ACCOUNTANTS                              Exhibit 23




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-58297, 333-02965 and 333-10585) and Form S-8 (File Nos. 2-79612, 33-37261, 33-69596, 33-69598, 33-61558, 33-79443,
333-08994, 333-42635, 333-89971, 333-90347, 333-36146, 333-36150 and 333-46382)
of Southern Union Company and Subsidiaries of our report dated August 23, 2000, except for Notes III, XII and XV as to which the date is September 28, 2000 and
Note II, as to which the date is April 9, 2001, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.




                                                  PricewaterhouseCoopers LLP

Austin, Texas
April 25, 2001